Exhibit 5.1
Holland & Knight LLP | www.hklaw.com

December 19, 2025

Board of Directors
Shore Bancshares, Inc.
18 E. Dover Street
Easton, Maryland 21601

Re:	Registration Statement on Form S-4 of Shore Bancshares, Inc.

Ladies and Gentlemen:

We have acted as counsel to Shore Bancshares, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating offering by the Company of up to $60,000,000 aggregate principal amount of the Company’s 6.25% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “New Notes”), which are being offered in exchange for any and all of the Company’s outstanding unregistered 6.25% Fixed-to-Floating Rate Subordinated Notes due 2035 that the Company issued in a private placement on November 13, 2025 (the “Old Notes”). The New Notes will be issued pursuant to the Indenture, dated as of November 13, 2025 (the “Indenture”), by and between the Company and UMB Bank, N.A., as trustee (the “Trustee”), as contemplated by the Registration Rights Agreements, dated as of November 13, 2025, by and among the Company and the several purchasers of the Old Notes identified therein (the “Registration Rights Agreements”). This opinion is being issued pursuant to the requirements of the Securities Act.

In so acting, we have examined original counterparts or copies of original counterparts of the following documents:

(i)	The Registration Statement and all exhibits thereto.
(ii)	The Company’s Amended and Restated Articles of Incorporation.
(iii)	The Company’s Third Amended and Restated By-Laws.
(iv)	The Indenture.
(v)	The Old Notes.
(vi)	The New Notes.
(vii)	The Registration Rights Agreements.
(viii)	Resolutions of the Board of Directors of the Company.

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We have also examined originals or copies of such records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinion expressed below.

In rendering the opinion set forth herein, we have assumed:

(i)            The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)	The authenticity of the originals of the documents submitted to us.

(iii)	The conformity to authentic originals of any documents submitted to us as copies.

(iv)          As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v)	That all New Notes will be issued in the manner stated in the Registration Rights Agreements and the Registration Statement.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that when the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture in exchange for the Old Notes in the manner described in the prospectus forming a part of the Registration Statement, such New Notes will constitute valid and legally binding obligations of the Company.

Our opinion is limited to the laws of the State of Maryland and the laws of the State of New York, including all reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely in connection with the transactions contemplated by the Registration Statement and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinion expressed herein is rendered and speaks only as of the date hereof and we specifically disclaim any responsibility to update such opinion subsequent to the date hereof or to advise you of subsequent developments affecting such opinion.

We consent to the reference to this firm in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the New Notes and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP

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